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                                                                    EXHIBIT 10.2


                               FIRST AMENDMENT TO
                          1990 PERFORMANCE EQUITY PLAN

     The 1990 Performance Equity Plan (the "Plan") of College Television Network, Inc. (the "Company") (formerly Laser Video Network, Inc.) is hereby amended as follows:

                                       1.

     All references in the Plan to Laser Video Network, Inc. are deleted, and the name "College Television Network, Inc." is substituted therefor in each instance.

                                       2.

     All references to "Change of Control" in the Plan are deleted, and the term "Change in Control" is substituted therefor in each instance.

                                       3.

     Section 1.2 of the Plan is amended by deleting the term "$.001" from the definition of "Common Stock" in item (f) and substituting therefor the term "$.005."

                                       4.

     Section 1.2 of the Plan is amended by deleting the term "Section 422A" from the definition of "Incentive Stock Option" in item (o) and substituting therefor the term "Section 422."

                                       5.

     Section 1.2 of the Plan is amended by deleting the term "Section 425(f)" from the definition of "Subsidiary" in item (w) and substituting therefor the term "Section 424(f)."

                                       6.

     Section 2.3 of the Plan is amended by deleting the term "Section 422A" from the second sentence thereof and substituting therefor the term "Section 422."

                                       7.

     Section 3 of the Plan is amended by deleting the first sentence thereof in its entirety and substituting therefor the following new first sentence: "The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 142,833 shares."
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                                       8.

     Section 5.2(a) of the Plan is amended by deleting the term "Sections 425(e) and (f)" therefrom and substituting therefor the term "Sections 424(e) and (f)."

                                       9.

     Section 10.1 is amended by deleting the introductory sentence of Section
10.1 prior to subsection (a) and substituting the following therefor:

     10.1  Acceleration Upon Change of Control.  Except as provided in Section
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     10.5, the Board may determine, in its discretion, that, in the event of a
     Change of Control (as hereinafter defined):

                                      10.

     Section 10.2 of the Plan is deleted in its entirety, and the following new
Section 10.2 is substituted therefor:

          A "Change in Control" shall be deemed to have occurred upon the happening of any of the following:

          (a) The consummation of any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 25 percent of the voting power of the then-outstanding securities of the surviving corporation immediately after such transaction, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than a transfer of assets as collateral to secure a debt of the Company), or the liquidation or dissolution of the Company; or

          (b) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (A) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (B) shall become the "beneficial owner" (as such term is

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     defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities).

                                      11.

     Section 10 is amended by adding a new Section 10.5, which shall read as follows:

          10.5  Certain Mergers.  In the event of a Change of Control in which
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     the Company is merged into another company and the Company is not the surviving entity and the only principal consideration exchanged is stock of either entity or any affiliated entity of either entity, the Board of Directors and officers of the Company shall use their best efforts to negotiate the rollover of all options and awards granted under this Plan to options and awards under an incentive plan of the surviving entity in the merger or replacement options and awards with respect to the surviving entity, in a manner consistent with section 424 of the Code and the regulations promulgated thereunder, in order to ensure that incentive stock options granted under this Plan shall continue to be incentive stock options, and the other options and awards shall continue to have essentially equivalent economic value and features following the merger. In the event such a rollover or replacement is not successfully negotiated, then all options and other awards granted under this Plan shall become fully vested and immediately exercisable prior to the merger, and all restrictions and limitations under this Plan related to restricted stock or other stock-based awards shall be deemed to have expired immediately prior to the merger, in which event the Company shall notify the grantees of their rights to exercise their options or other rights as holders of unrestricted awards under this Plan. Notwithstanding any other provision of this Plan, in the event of a Change of Control in which the Company is the surviving entity in a merger and the only principal consideration exchanged is stock of either entity or any affiliated entity of either entity, the outstanding options and awards granted under this Plan shall remain in full force and effect, with no acceleration as to their vesting or exercisability.

                                      12.

     Section 13.10 of the Plan is amended by deleting therefrom the term "Section 422A" each time it appears and substituting therefore the term "Section 422."


     The foregoing amendment shall be effective as of the date which is 20 days after mailing an Information Statement to Shareholders disclosing the approval of the amendment by the

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holder of a majority of the outstanding common stock of the Company, in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended.



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